Exhibit 1.1

55,232,558 Shares

Nyxoah SA

Ordinary Shares

UNDERWRITING AGREEMENT

June 5, 2026

BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

United States of America

As Representative of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Nyxoah SA, a limited liability company (naamloze vennootschap/société anonyme) organized under the laws of Belgium (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 55,232,558 Ordinary Shares (the “Firm Shares”), without nominal value (the “Ordinary Shares”), of the Company. The Company has also granted to the Representative an option to purchase up to 8,284,883 additional Ordinary Shares on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively called the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom BofA Securities, Inc. is acting as representative (the “Representative”).

1.            Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-285982) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time the Registration Statement became effective, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.            Representations and Warranties of the Company.

(a)            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)            Registration Statement and Prospectuses. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or, to the knowledge of the Company, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment or any part thereof is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(ii)            Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), the First Closing Date and the Second Closing Date, neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated June 4, 2026, any free writing prospectus set forth on Schedule III and the information on Schedule IV, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 9:00 AM (Eastern time) on the date of this Agreement.

(iii)            Issuer Free Writing Prospectuses.

(A)            Each issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(B)            At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not, is not and will not be (as applicable) an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer.

(C)            Each issuer free writing prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(iv)            Emerging Growth Company. From the time of the initial filing of the Company’s first registration statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(v)            Status under the Securities Act. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(vi)            No Violation or Default. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of its articles of association or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(vii)            No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xv) of this Agreement.

(viii)            Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, if any, together with the related notes and schedules, comply in all material respects with the requirements of the Securities Act and Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with international financial reporting standards (“IFRS”) consistently applied throughout the periods involved; all non-IFRS financial information included in or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or any document incorporated by reference therein, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or any document incorporated by reference therein. EY Bedrijfsrevisoren BV, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated therein, is (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(ix)            Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there has not been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the share capital, of the Company or any of its subsidiaries, or any Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, earnings, assets, liabilities, prospects, properties, condition (financial or otherwise), operations, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Time of Sale Disclosure Package and the Prospectus.

(x)            Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own or lease its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

(xi)            Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus by the Securities Act or by the Rules and Regulations and that have not been so described.

(xii)            Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s articles of association or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) as would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act , the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(xiii)            Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of the Company, including the outstanding Ordinary Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the share capital of the Company, including the Ordinary Shares, conforms to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein. Except as otherwise stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company’s articles of association or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company (collectively “Registration Rights”), and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein under the caption “Capitalization.” The Ordinary Shares (including the Securities) conform in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(xiv)            Share Options. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the Company or any subsidiary of the Company. The description of the Company’s share option, warrants, share bonus and other share plans or arrangements (the “Company Share Plans”), and the options and warrants (together, the “Options”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, warrants and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Share Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(xv)            Compliance with Laws. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority, (self-)regulatory body or designated organization (including but not limited to, Notified Bodies) required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xvi)            Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xvii)            Intellectual Property. The Company and each of its subsidiaries owns, possesses, or has the right to use all Intellectual Property (as defined below) used, held for use or necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as proposed to be conducted, as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein to be conducted. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. Furthermore, (A) to the knowledge of the Company, except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is no infringement, misappropriation or violation by third parties of any Intellectual Property owned by or licensed to the Company or its subsidiaries; (B) except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, neither the Company nor any of its subsidiaries has received any notice of any such claim, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) there are no third parties who have rights to any Intellectual Property owned by or licensed to the Company or its subsidiaries, including no liens, security interest, or other encumbrances, except for (i) customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the documents incorporated by reference therein as licensed to the Company or one or more of its subsidiaries or (ii) rights or Intellectual Property that are not material to the Company’s and it subsidiaries’ business as now conducted or as proposed to be conducted; (D) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (E) except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such claim; (F) the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed to be conducted does not and will not infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary right of any third party; (G) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries; (H) there is no prior art or public or commercial activity of which the Company is aware that may render any patent included in the Intellectual Property owned by or licensed to the Company or any of its subsidiaries invalid or that would preclude the issuance of any patent from any patent application included in such Intellectual Property, which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority if required, as the case may be; (I) to the Company’s knowledge, the issued patents included in the Intellectual Property owned by or licensed to the Company or any of its subsidiaries are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application included in such Intellectual Property; (J) the Company and its subsidiaries have taken reasonable steps necessary to secure the interests of the Company and its subsidiaries in the Intellectual Property purported to be owned by the Company or any of its subsidiaries from all employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (K) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company or its subsidiaries that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property; (L) to the Company’s knowledge, none of the technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of the rights of any entity; and (M) all patents and patent applications owned by or licensed to the Company or any of its subsidiaries have been duly and properly filed, prosecuted and maintained in all material respects, have been assigned to the Company or the licensor to the Company, and the patents are subsisting and have not lapsed and the patent applications in the Intellectual Property are subsisting and have not been abandoned. The Company and its subsidiaries have taken commercially reasonable steps to safeguard the confidentiality of its confidential proprietary know-how and trade secrets, and to the Company’s knowledge, no unauthorized disclosure of such know-how or trade secrets has occurred, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Intellectual Property” shall mean patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property in the United States and foreign jurisdictions.

(xviii)            Health Care Authorizations. The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, classifications, exemptions, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate Governmental Authority or designated organization necessary to conduct its business (“Permits”), including, without limitation, all such Permits required by the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Health and Human Services (“HHS”), the U.S. Centers for Medicare & Medicaid Services (“CMS”), state Medicaid agencies, European Union member state national competent authorities (“NCAs”) or any other comparable local, state, federal or foreign agencies or bodies to which it is subject, and the Company has not received any notice of proceedings relating to the revocation or modification of, or material non-compliance with, any such Permit.

(xix)            Clinical Trials. The studies, tests and preclinical and clinical trials and investigations conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws, standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials, studies and investigations are being conducted; the descriptions of the results of such studies, tests, trials and investigations contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are accurate and complete descriptions in all material respects and fairly present the data therefrom; the Company has no knowledge of any studies, tests, trials or investigations not described in the Disclosure Package and the Prospectus, the results of which are inconsistent with or reasonably call into question the results of the studies, tests, trials and investigations described in the Registration Statement, the Time of Sale Disclosure Package or Prospectus; the Company has not received any notices or other correspondence from the FDA, the European Union NCAs, or any other applicable foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or ethics committee or comparable authority or designated organization requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials or investigations conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same; and no investigational device exemption or comparable submission filed by or on behalf of the Company has been terminated or suspended by the FDA or any other applicable Governmental Authority.

(xx)            Compliance with Health Care Laws. The Company, its directors, employees and, to the Company’s knowledge, its agents are and at all times have been in material compliance with, all health care laws applicable to the Company, its products and activities, including, without limitation and to the extent applicable, (i) all foreign, federal, state, and local healthcare related-fraud and abuse, anti-kickback, self-referral, and false claims laws, including the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. Section 1320a-7b(a)), the exclusion laws (42 U.S.C. Section 1320a-7), Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to health care fraud and abuse, including, but not limited to, 18 U.S.C. §§ 286, 287, 1001 and 1349, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) (“HIPAA”), (ii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), (iii) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), (iv) Medicare (Title XVIII of the Social Security Act), (v) Medicaid (Title XIX of the Social Security Act), (vi), in the case of each of the foregoing clauses, as amended and together with the regulations promulgated pursuant to such laws, and (vii) any other local, state, federal or foreign law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes requirements on manufacturing, development, testing, labeling, advertising, marketing, promotion, distribution, reporting, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees, contracting of independent contractors or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of the research, design, testing, development, sale, marketing, promotion, advertising, ownership, manufacture, packaging, processing, use, distribution, storage, or disposal of medical devices and healthcare items and services (collectively, “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or designated organization, including, without limitation, the FDA, the European Union NCAs, the U.S. Federal Trade Commission, CMS, stated Medicaid agencies, HHS’s Office of Inspector General, the U.S. Department of Justice and state Attorneys General or similar agencies or Governmental Authorities, of potential or actual material violation or non-compliance by, or liability of, the Company under any Health Care Laws. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws. The Company is not a party to, and has no ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Authority. Additionally, neither the Company nor any of its employees, officers, directors, or, to the knowledge of the Company, agents, has been excluded, suspended or debarred from participation in any government health care program or human research study, clinical trial or investigation or, to the knowledge of the Company, is subject to an inquiry, investigation, proceeding, or other similar action by any Government Authority that would reasonably be expected to result in debarment, suspension, or exclusion.

(xxi)            Post-Market Reporting Obligations. The Company is complying in all material respects with all applicable regulatory post-market reporting obligations, including, without limitation, adverse event reporting requirements set forth by the EU Medical Devices Regulation and, to the extent applicable, related national laws in the European Union member states.

(xxii)            No Shutdowns or Prohibitions. Except as disclosed in the Registration Statement and the Prospectus, the Company has not had any product, clinical laboratory or manufacturing site (whether Company-owned or that of a third party manufacturer for the Company’s products or product candidates) subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority or designated organization notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other Governmental Authority or designated organization alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA or other Governmental Authority or designated organization is considering such action.

(xxiii)            No Safety Notices. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would reasonably be expected to result in (x) a Safety Notice with respect to the Company’s products or services, (y) a change in labeling of any of the Company’s respective products or services, or (z) a termination or suspension of marketing or testing of any the Company’s products or services.

(xxiv)            Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise and any other tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and documents incorporated by reference therein. The statements set forth in the Registration Statement under the caption “Material United States Federal Income and Belgium Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xxv)            Stamp Taxes. No stamp, registration, sales, documentary, issuance, transfer or other similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters in any relevant taxing jurisdiction on or in connection with (i) the creation, issuance or delivery by the Company of the Securities, (ii) the placement or purchase by the Underwriters of the Securities in the manner contemplated by this Agreement, (iii) the resale and delivery by the Underwriters of the Securities in the manner contemplated by this Agreement, (iv) the execution and delivery of this Agreement, or (vii) the consummation or completion of the transactions contemplated by this Agreement, except for (x) the Belgian stock exchange tax (taks op beursverrichtingen / taxe sur les operations de bourse), as provided by articles 120 and following of the Belgian Code on Miscellaneous Levies and Taxes, if the Underwriters act, for purposes of the Belgian stock exchange tax, as a professional intermediary on behalf of purchasers of Securities with habitual residence in Belgium in relation to the purchase of Securities (secondary market transaction) or if any Underwriters is resident in Belgium for tax purposes or carries on business through a permanent establishment in Belgium (in both cases unless an exemption applies), (y) documentary duties that could become due on deeds and certificates issued by Belgian notaries to an amount of EUR 100, provided that such deeds and certificates are drawn up or executed in Belgium and (z) a general, fixed registration tax of EUR 50 due on the voluntary registration in Belgium of any document.

(xxvi)            Passive Foreign Investment Company. The Company does not believe that it was a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for the taxable year ended December 31, 2025 and it does not expect to be treated as a PFIC for the current taxable year.

(xxvii)            Exchange Listing and Exchange Act Registration. The Ordinary Shares are approved for listing and admitted to trading on the Nasdaq Stock Market LLC (“Nasdaq”) and the regulated market of Euronext in Brussels (“Euronext”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or delisting the Ordinary Shares from Nasdaq or Euronext, nor has the Company received any notification that the Commission, Nasdaq or Euronext is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Ordinary Shares thereon. The Company is in compliance in all material respects with all requirements and continuing obligations pursuant to applicable laws and the rules of Euronext with respect to the listing and admission of the Ordinary Shares on Euronext. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, any ten percent or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

(xxviii)            Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxix)            Internal Controls. The Company and each of its subsidiaries maintains a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with international financial reporting standards as issued by the International Accounting Standards Board and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxx)            No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxxi)            Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxxii)            Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities in accordance with this Agreement and the application of proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxxiii)            Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxiv)            Disclosure Controls. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxxv)            Anti-Bribery and Anti-Money Laundering Laws.

(A)            (i) None of the Company or any of its subsidiaries or affiliates, or any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act; (ii) the Company, each of its subsidiaries and each of its controlled affiliates has conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(B)            The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvi)            Sanctions.

(A)            None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are::

(1)            the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union (or its member states), His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(2)            located, organized or resident in a country or territory that is the subject of Sanctions (currently including, without limitation, Crimea, Cuba, Iran, North Korea, the Donetsk People’s Republic and Luhansk People’s Republic and the Kherson and Zaporizhzhia regions of Ukraine (collectively, “Sanctioned Territories”)),

(3)            directly or indirectly 50% or more owned by, controlled by, or otherwise acting on behalf of an individual or entity that is subject to, any Sanctions.

(B)            The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to Sanctions is pending or, to the best knowledge of the Company, threatened.

(D)            The Company, its subsidiaries, and any director, officer, or employee thereof, and, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, (1) have compiled with applicable Sanctions and export controls in all material respects, and (2) have not engaged in any activities that would reasonably be expected to result in the imposition of Sanctions.

(E)            The Company has adopted, instituted, maintained, and enforced internal controls, policies, and procedures reasonably designed to ensure compliance with applicable Sanctions and export controls.

(F)            The Company and each of its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxvii)            Compliance with Environmental Laws. Except as disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any applicable statute, rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxxviii)            Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxix)            ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA (as defined below) or Section 4975 of the Code (as defined below) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan (as defined below). At no time has the Company or any ERISA Affiliate (as defined below) maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan (as defined below), such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to employees of the Company. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee working or residing outside of the United States.

(xl)            Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to result in a Material Adverse Effect.

(xli)            Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(xlii)            Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Registration Statement, Time of Sale Disclosure Package or the Prospectus or documents incorporated by reference therein or included as exhibits to the Registration Statement that are not described or included as required.

(xliii)            Lending Relationship. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xliv)            Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xlv)            Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlvi)            FinCEN Matters. All of the beneficial ownership information provided to the Underwriters or to counsel for the Underwriters by the Company or its counsel in compliance with the control and beneficial ownership certification requirements of the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”) is true, complete, correct and compliant with the rules, regulations and requirements of FinCEN.

(xlvii)            Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards (a) to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including Personal Data (as defined below), used in connection with their businesses and (b) that meet the FDA cybersecurity requirements under Sec. 524B of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 351 et seq.) in all material respects. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, the Company has not identified and is not aware of any vulnerabilities of a “high” or “severe” rating affecting IT Systems that have not been fully remediated. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no material breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries at all prior times have been and are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules, and regulations of any court or arbitrator or governmental or regulatory authority, internal policies, and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect.

(xlviii)            Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation and to the extent applicable to the Company, HIPAA, EU General Data Protection Regulation and the UK General Data Protection Regulation (together, “GDPR”) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xlix)            Immunity. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Kingdom of Belgium.

(l)            Valid Choice of Law; Enforceability. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Belgium and will be honored by the courts of Belgium, subject to the restrictions described under the caption “Enforcement of Liabilities” and “Enforcement of Judgments” in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each of New York state and the United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the Belgian courts as having jurisdiction to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against the Company. The Company is not aware of any reason why the enforcement in Belgium of such a New York Court judgment would be, as of the date hereof, contrary to the public policy of Belgium.

(li)            No Public Offering in European Economic Area. The Company has not made and will not make an offer to the public of the Securities in any member state of the European Economic Area (the “EEA”) that results in a requirement for the publication by the Company or the Underwriters of a prospectus pursuant to Article 3 of Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 (as amended, the “EU Prospectus Regulation”), to supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation or to file an Annex IX document with the competent authority of a member state of the EEA and make such document available to the public pursuant to Article 1(4) of the EU Prospectus Regulation.

(lii)            Absence of Market Abuse. The Company has not taken, directly or indirectly, in relation to the sale of the Securities or otherwise, any action or engaged in any course of conduct in breach of, and has taken adequate measures and has adequate procedures in place in order to ensure compliance with, and none of the issue of the Securities, the sale of the Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of, any applicable European Union, Belgian, U.S. or any other relevant jurisdiction “insider dealing,” “insider trading” or similar legislation and, so far as the Company is aware, no person acting on its behalf has breached or is in breach of any relevant market abuse or insider trading law or regulation, including any reporting obligations to the Commission, the Belgian Financial Services and Markets Authority or any other authority. The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of applicable laws, including Regulation M under the Exchange Act and Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014, as amended, and its implementing rules.

(liii)            Market Capitalization. At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 20-F was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form F-3 under the Securities Act, including, but not limited to, General Instruction I.B.1/I.B.5 of Form F-3. The aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company)  (the “Non-Affiliate Shares”), was equal to or greater than $75.0 million  (calculated by multiplying (x) the highest price at which the common equity of the Company closed on the Exchange within 60 days of the date of this Agreement times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.5 of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(liv)            Broker/Dealer Relationships. Neither the Company nor any of the subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(lv)            No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(lvi)            Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(lvii)            Eligibility to use Form F-3. The conditions for use of Form F-3, set forth in the General Instructions thereto, have been satisfied.

(lviii)            Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(lix)            OISP. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint venture that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(b)            Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.            Purchase, Sale and Delivery of Securities.

(a)            Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 55,232,558 Firm Shares to the several Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $1.72 per share (or €1.48 per share). The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares (to be adjusted by the Underwriters to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by the Company pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

(b)            Payment and Delivery. Payment for the Firm Shares to be issued and sold by the Company hereunder (and any Option Shares to be so issued and sold by the Company) is to be made in immediately available funds to a blocked account designated by the Company (each a “Blocked Account”) in accordance with that certain Blocked Account Control Agreement, dated the date hereof, by and among the Company, BofA Securities, Inc., Bank Degroof Petercam SA/NV and Belfius Bank SA/NV (the “Blocked Account Control Agreement”). Each Underwriter shall deposit its allocable portion of such funds as set forth in Schedule 2 to the Blocked Account Control Agreement and the deposit of each Underwriter’s allocable portion of such funds (excluding any amount to be funded by the Direct Settlement Investors as described below) in the Blocked Account shall be deemed to satisfy and discharge the payment obligations of such Underwriter for the Firm Shares and/or Option Shares (as applicable) hereunder in full, provided that Belfius Bank SA/NV shall not have returned the purchase price of such Firm Shares and/or Option Shares (as applicable) prior to the issuance and delivery of such Firm Shares and/or Option Shares (as applicable). The Direct Settlement Investors (as defined below) will make, prior to the First Closing Date, a payment for an aggregate amount equal to at least €25,200,000.00 for Registered Securities paid for in euros and $15,315,921.64 for Registered Securities paid for in U.S. dollars into a blocked account designated by the Company specifically for payments from Direct Settlement Investors (the “Third-Party Blocked Account”), and each Underwriter’s obligation to fund its allocable portion of the payment into the Blocked Account prior to the First Closing shall not include any amount to be funded by those Direct Settlement Investors (whether or not actually funded). For the avoidance of doubt, (i) if the time and date for delivery of the Option Shares is not the First Closing Date, the Blocked Account used for payment of any Option Shares to be issued and sold will be different than the Blocked Account used for payment of the Firm Shares to be issued and sold; and (ii) such funds, which for the avoidance of doubt must also include any additional wire expenses and banking fees, to be transferred to any Blocked Account, may be paid in U.S. dollars or euros, as applicable, based on the split to be notified in writing to the Company by the Representative as soon as practicable (a) in respect of the Firm Shares, following the date hereof, and (b) in respect of the Option Shares, prior to the First Closing or the Second Closing Date as applicable. Such payment is to be made not later than 9:00 a.m., Central European time, by the second business day after the date of this Agreement (following receipt by the Representative of evidence satisfactory to it that the payment of an aggregate amount equal to at least €25,200,000.00 for Registered Securities paid for in euros and $15,315,921.64 for Registered Securities paid for in U.S. dollars by or on behalf of the Direct Settlement Investors into the Third-Party Blocked Account has been made or irrevocably initiated) or at such other time and date not later than five business days thereafter as BofA Securities, Inc. and the Company shall agree upon, such time and date for delivery of the Firm Shares being herein called the “First Closing Date”, each such time and date for delivery of the Option Shares, if not the First Closing Date, being herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing”. On the First Closing Date, the Company will issue the Firm Shares by 12:00 p.m. Central European Time.

The effective realization of the Company’s capital increase and the issuance of Firm Shares (and any Option Shares) to be issued by the Company, will be acknowledged and recorded in a notarial deed by or on behalf of one director in accordance with Article 7:186 of the Belgian Code of Companies and Associations (the “Deed”), pursuant to the provisions of the resolutions of the meeting of the Company’s board of directors held on June 4, 2026.

The Underwriters shall severally subscribe for such Firm Shares with a view to distribute such Firm Shares on and after the First Closing Date to the investors to whom such Firm Shares have been sold, it being understood that this obligation shall not apply to the Firm Shares subscribed to by the Direct Settlement Investors. To that effect, the Company will procure that the Firm Shares so issued by the Company and to be delivered to BofA Securities, Inc. through the facilities of the Depositary Trust Company (“DTC” and such Firm Shares, the “DTC-settled Securities”) shall qualify as registered shares for which Cede & Co. will be registered as shareholder in the split share register of the Company held in the United States. Delivery of Securities purchased by each Underwriter hereunder shall be delivered (i) for the DTC-settled Securities, to BofA Securities, Inc. through the facilities of DTC, or (ii) for Securities other than (a) the DTC-settled Securities and (b) the Registered Securities (as defined below) (such Securities, the “Euroclear Securities”), to each of BofA Securities, Inc. (or any of its affiliates) and Bank Degroof Petercam SA/NV, in such proportions as the Representative may designate, through the facilities of Euroclear, in each case, for the account of such Underwriter. With respect to any Securities that have been requested by third-party subscribers, designated by the Company, to be delivered in their name (au nominatif/op naam) through registration in the Company’s share register (such Securities, the “Registered Securities”, and such subscribers, the “Direct Settlement Investors”), the Company will make the proper records as soon as practically possible, and preferably simultaneously, in the share register of the Company. (As used herein, “business day” means a day on which each of the Euronext Brussels and the Nasdaq is open for trading and on which banks in Brussels, Belgium and New York, New York are open for business and are not permitted by law or executive order to be closed.)

As compensation for the Underwriters’ commitments, the Company will pay to the Representative for the Underwriters’ proportionate accounts the sum of $0.1032 per share (or €0.0888 per share) times the total number of Securities (including any Option Shares) issued by the Company on the First Closing Date (and any Second Closing Date, as appropriate). The compensation allocable to each Underwriter shall be that proportion which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares. Such payment will be made on the First Closing Date (or any Second Closing Date) with respect to the Securities issued on such date by wire transfer or credit of immediately available funds from the relevant Blocked Account to an account designated by the Representative on behalf of the Underwriters.

(c)            Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Representative an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Representative in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (which notice must be confirmed in writing and may be made by electronic mail to the Company) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the Representative is exercising the option and the date and time, as determined by you, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined above) nor earlier than the first business day or later than the tenth business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by the Representative shall not exceed 8,284,883 Option Shares. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. For the avoidance of doubt, the procedures set forth in Section 3(b) shall apply, mutatis mutandis, to the payment for and delivery of any Option Shares.

(d)            The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including any cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5(k) hereof, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (the “Closing Location”), and the Securities will be delivered (i) for the DTC-settled Securities, to BofA Securities, Inc. through the facilities of DTC, and (ii) for the Euroclear Securities, to each of BofA Securities, Inc (or any of its affiliates) and Bank Degroof Petercam SA/NV, in such proportions as the Representative may designate, through the facilities of Euroclear, in each case, for the account of such Underwriters all at such Closing. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(e)            Purchase by Underwriters on Behalf of Underwriters. It is understood that you, individually and not as Underwriters of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.            Covenants.

(a)            Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i)            Required Filings. During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters or counsel to the Underwriters reasonably object. Subject to this Section 4(a)(i), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Underwriters and the Company may deem appropriate, and if requested by the Underwriters, an issuer free writing prospectus containing the selling terms of the Securities and such other information as the Company and the Underwriters may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each issuer free writing prospectus.

(ii)            Notification of Certain Commission Actions. After the date of this Agreement, the Company shall promptly advise the Underwriters in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Ordinary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)            Continued Compliance with Securities Laws.

(A)            During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y)  amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)            If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Underwriters of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission, and (2) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission where so required to be filed.

(C)            If immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(iv)            Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action required by law to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

(v)            Value Added Tax. The Company shall make all payments under this Agreement exclusive of any value added tax, goods and services tax, or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment, the Company shall, subject to receipt of an appropriate VAT invoice (where required under applicable law), pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates), unless the reverse charge mechanism applies. Where a sum (a “Relevant Sum”) is paid or reimbursed to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount, such Relevant Sum shall include an amount equal to any VAT incurred on such cost, expense or other amount (the “VAT Element”) in an amount determined as follows:

(A)            to the extent that the Relevant Sum constitutes for VAT purposes a payment or reimbursement of consideration for a supply of goods or services made to such person (including where such person acts as agent for the Company and is treated as receiving and making a supply), a sum equal to the proportion of the VAT Element that such person reasonably considers that it (or the representative member of any VAT group of which it is a member) is not able to recover from a relevant taxing authority; and

(B)            to the extent that the Relevant Sum constitutes for VAT purposes the reimbursement of a cost or expense incurred by such person as agent (including as a disbursement for VAT purposes) for the Company (excluding where such person acts as agent for the Company and is treated as receiving and making a supply), a sum equal to the whole of the VAT Element, and where a sum equal to the VAT Element has been reimbursed to such person under clause (1) above, such person shall use reasonable efforts to procure that the Company receives an appropriate tax invoice in respect of the supply to which the Relevant Sum relates, naming the Company as the recipient of the supply and issued by the person making the supply, as soon as reasonably practicable.

(vi)            Withholding. The Company shall make all payments under this Agreement and under the Securities in U.S. dollars and such payments shall be free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction unless such deduction or withholding is required by applicable law. In that event, and (i) except for any net income, capital gains, franchise taxes or other similar taxes imposed on the Underwriters by Belgium or other applicable jurisdiction or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction, or (ii) to the extent that such taxes would not have been imposed but for the failure of the Underwriter to use reasonable efforts to comply with a written notice provided at least 10 days before the applicable payment date from the Company requesting any certification, identification or other information concerning the Underwriter’s nationality, residence or identity that it is legally able to provide, if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, the Company will pay additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. The person entitled to such payments shall, at the Company’s expense, use reasonable efforts to claim from the appropriate taxation authority any exemption, rate deduction, refund, credit or similar benefit (including pursuant to any relevant double tax treaty) to which it is entitled in respect of any deduction or withholding in respect of which a payment has been or would otherwise be required to be made pursuant to this Clause, and for such purposes, shall, within any applicable time limits, submit any claims, notices, returns or applications and send a copy thereof to the Company.

(vii)            Stamp Taxes. The Company shall pay, and jointly and severally indemnify and hold the Underwriters harmless against, any Stamp Taxes, including any interest and penalties with respect thereto, imposed under the laws of Belgium or any other jurisdiction that are payable in connection with (i) the creation, issuance or delivery by the Company of the Securities, (ii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement, (iii) the resale and delivery by the Underwriters of the Securities in the manner contemplated by this Agreement, (iv) the execution and delivery of this Agreement, or (v) the consummation or completion of the transactions contemplated by this Agreement. The Underwriters shall, at the Company’s expense, use reasonable efforts to claim from the appropriate taxation authority any exemption, rate deduction, refund, credit or similar benefit with respect to the Stamp Taxes to which they are entitled.

(viii)            Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement, and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(ix)            Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(x)            Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred by the Company in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, with fees and disbursements of such counsel not to exceed $10,000, (D) the fees and expenses of the any transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, with fees and disbursements of such counsel not exceed $35,000, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the Underwriters and officers of the Company and any such consultants (provided that the costs of any chartered aircraft shall be split evenly between the Company on the one hand and the Underwriters on the other hand), and (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Underwriters pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(xi)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(xii)            Listing. The Company shall submit on the date of this Agreement applications for the Securities to be listed and admitted to trading on Nasdaq and Euronext, which, if so determined in the discretion of the Representative in consultation with the Company, shall be completed after the date hereof. In connection with such applications, the Company shall use its best efforts to effect the listings as promptly as practicable and maintain the listing of the Securities on Nasdaq and Euronext and the Company shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain or maintain the listings, if any.

(xiii)            Company Lock Up. The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (other than the Securities to be sold hereunder or pursuant to employee share option or warrant plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement). The foregoing restrictions shall not apply to (a) the Securities to be issued or sold hereunder; (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security, including, for the avoidance of doubt, the issuance by the Company of Ordinary Shares upon any amortization or interest payments pursuant to, or upon the conversion or full settlement of, the Company’s outstanding €22.5 million amortizing senior unsecured convertible notes (x) outstanding on the date hereof and described in the Registration Statement or (y) issued or granted pursuant to clause (d) of this paragraph; (c) the issuance and grant by the Company of any options or warrants pursuant to any equity incentive plan or share ownership plan described or referred to in the Registration Statement; (d) the issuance by the Company for future grant of options or warrants pursuant to any equity incentive plan or share ownership plan adopted or entered into after the date hereof, provided that such options or warrants issued pursuant to this clause (d) shall not be exercisable for more than 1,000,000 Ordinary Shares in the aggregate and that grants of any of those issued options or warrants during the Lock-Up Period shall not be exercisable for more than 250,000 Ordinary Shares in the aggregate; (e) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to any equity incentive plan or share ownership plan (x) described or referred to in the Registration Statement or (y) adopted or entered into pursuant to clause (d) of this paragraph; (f) the sale or issuance of Ordinary Shares pursuant to the Company’s At-the-Market Sales Agreement, dated as of December 22, 2022, by and between the Company and Cantor Fitzgerald & Co., provided, that no sales shall be made until after the date that is 45 days from the date of the Prospectus; or (g) the sale or issuance of or entry into an agreement to sell or issue Ordinary Shares or securities convertible into or exercisable for Ordinary Shares in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) debt financings, (v) strategic alliances, commercial relationships or other collaborations, or (vi) the assumption of employee benefit plans in connection with mergers or acquisitions; provided that the aggregate number of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (g) shall not exceed 10% of the total number of Ordinary Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (determined on a fully-diluted basis and as adjusted for stock splits, stock dividends and other similar events after the date hereof); and provided further, that each recipient of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares pursuant to this clause (g), and, in the event that the recipient is a director or executive officer of the Company, pursuant to clauses (b) and (c), shall on or prior to such issuance, execute a lock-up letter substantially in the form of Exhibit A hereto with respect to the remaining portion of the Lock-Up Period.

(xiv)            Shareholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule II. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Ordinary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xv)            No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Ordinary Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xvi)            SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(xvii)            Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rule 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(xviii)            Emerging Growth Company. The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Securities within the meaning of the Securities Act and (B) completion of the Lock-Up Period.

5.            Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (each, a “Closing Date”) (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of their respective obligations hereunder and to the following additional conditions:

(a)            Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such issuer free writing prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction.

(b)            Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)            Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there shall not have been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase shares of the Company or any of its subsidiaries, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)            No Downgrade. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;

(e)            Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, (i) the opinion and negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., U.S. counsel for the Company, dated such Closing Date and addressed to you, and (ii) the opinion and negative assurance letter of NautaDutilh BV/SRL, Belgian counsel for the Company, dated such Closing Date and addressed to you, in each case, in form reasonably acceptable to the Representative.

(f)            Opinion of Intellectual Property Counsel. On each Closing Date, there shall have been furnished you, as Representative of the several Underwriters, the opinion of Olbricht Patentanwälte, intellectual property counsel for the Company, dated such Closing Date and addressed to you in form reasonably acceptable to the Representative.

(g)            Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, such opinion or opinions from Cleary Gottlieb Steen & Hamilton LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h)            Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date, you, as Representative of the several Underwriters, shall have received a letter of EY Bedrijfsrevisoren BV, dated such date and addressed to you, in form and substance satisfactory to you.

(i)            Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)            No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale or stop order that would prevent the use of the Registration Statement, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(j)            Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(k)            Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(l)            FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(m)            Exchange Listing. The Securities to be delivered on such Closing Date will have been approved for listing on Nasdaq and admission to trading on Euronext, subject to official notice of issuance. Each condition to the acceptance for clearance of the Euroclear Securities within Euroclear Bank SA/NV, as operator of the Euroclear system, will have been satisfied.

(n)            CFO Certificate. On the date of this Agreement and on each Closing Date, as the case may be, the Company shall have furnished to you, as Representative of the Underwriters, a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to you.

(o)            Blocked Account Control Agreement. The Representative shall have received from the Company a duly executed copy of the Blocked Account Control Agreement.

(p)            Direct Investors. Prior to the First Closing Date, an aggregate amount of €25,200,000.00 for Registered Securities paid for in euros and $15,315,921.64 for Registered Securities paid for in U.S. dollars shall have been deposited in the Third-Party Blocked Account by or on behalf of the Direct Settlement Investors.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.            Indemnification and Contribution.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any investigation or proceeding by any governmental authority, commenced or threatened (whether or not any Underwriter is a target of or party to such investigation or proceeding); and the Company will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

(b)            Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)            Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)            Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)            Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the seventeenth paragraph other than the third, eighth and tenth sentences thereof, and the concession figures appearing in the seventh paragraph, each under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7.            Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8.            Substitution of Underwriters.

(a)            Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)            Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates to more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)            Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)            No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.            Termination.

(a)            Right to Terminate. You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(c), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq Stock Market, New York Stock Exchange or Euronext Brussels shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, New York Stock Exchange or Euronext Brussels, by such Exchange or by order of the Commission or any other Governmental Authority, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective.

(b)            Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.            Default by the Company.

(a)            Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii) and Section 6 hereof, any non-defaulting party.

(b)            No Relief from Liability. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

11.            Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and (i) if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representative c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: [***]), with a copy to ECM Legal (email: [***]); and (ii) if to the Company, shall be mailed or delivered to it at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium Attention: General Counsel, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company; and (e) it waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.            Governing Law; Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.            Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York (collectively, the “Specified Courts”), in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably designates and appoints Corporation Service Company, 1090 Vermont Avenue NW, Washington DC, 20005, as its authorized agent in the United States upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent by certified or registered mail, or by personal delivery by Federal Express, to such authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Agreement. With respect to any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (a “Related Proceeding”), each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any judgment of any such court (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

17.            Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

18.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

19.            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Nyxoah SA

By	/s/ Olivier Taelman
Chief Executive Officer

Accepted as of the date hereof

BOFA SECURITIES INC.

Acting on behalf of itself and

the several Underwriters named in

Schedule I hereto.

BofA Securities Inc.

By	/s/ Bruno Stembaum
Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares(1)
BofA Securities, Inc.	35,901,163
Bank Degroof Petercam SA/NV	16,569,767
B. Riley Securities, Inc.	2,761,628
Total	55,232,558

(1)	The Representative may purchase up to an additional 8,284,883 Option Shares, to the extent the option described in Section 3(c) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

List of Individuals and Entities Executing Lock-Up Agreements

Officers

Olivier Taelman

John Landry

Non-Executive Directors

Robelga SRL (represented by Robert Taub)

Kevin Rakin

Pierre Gianello, M.D.

Jürgen Hambrecht, Ph.D.

Rita Johnson-Mills

Virginia Kirby

Wildman Ventures LLC (represented by Daniel Wildman)

SCHEDULE III

Certain Permitted Free Writing Prospectuses

Pricing Term Sheet dated June 5, 2026, in the form filed with the Commission pursuant to Rule 433 under the Securities Act on June 5, 2026.

SCHEDULE IV

Pricing Information

Number of Firm Shares Being Offered: 55,232,558 ordinary shares

Number of Option Shares Being Offered: 8,284,883 ordinary shares

Offering Price Per Share: $1.72 or €1.48

Underwriting Discount and Commissions: $0.1032 (or €0.0888 per share)

EXHIBIT A

Form of Lock-Up Agreement

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

Re:      Proposed Public Offering of Ordinary Shares by Nyxoah SA

Dear Ladies and Gentlemen:

The undersigned, a securityholder and/or an officer and/or a director, as applicable, of Nyxoah SA, a limited liability company (naamloze vennootschap/société anonyme) organized under the laws of Belgium (the “Company”), understands that BofA Securities, Inc. (“BofA”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares of the Company’s Ordinary Shares, with no nominal value (the “Ordinary Shares”). In recognition of the benefit that the Public Offering will confer upon the undersigned as a securityholder and/or an officer and/or a director, as applicable, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of BofA (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”) (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of BofA, and as described below, provided that (1) BofA receives a signed lock-up agreement in the form of this lock-up agreement for the balance of the Lock-Up Period from each donee, devisee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported during the Lock-Up Period with the Commission on Form 4 or Form 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , or, in the case of clause (i), (ii), (iii) and (iv) below, any such required filing shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in such a clause, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;

(ii)	by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” of the undersigned shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the undersigned);

(iii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(iv)	pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned;

(v)	to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;

(vii)	to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(viii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned; or

(ix)	any transfers of Ordinary Shares in connection with the sale of Ordinary Shares in the open market or the surrender or forfeiture of Ordinary Shares to the Company, in each case, solely in connection with the partial or full settlement of any exercise price payable by the undersigned, or any withholding tax obligation of the undersigned accruing, upon the exercise or vesting of any warrants or equity awards outstanding on the date of the Underwriting Agreement and granted pursuant to the Company’s equity, warrant or share option plans described in the prospectus; and

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(x)	to the Company upon the undersigned’s death, disability or termination of employment or other service relationship with the Company; provided that such shares of Ordinary Shares were issued to the undersigned pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Public Offering.

Furthermore, the undersigned may (1) sell Ordinary Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, (2) transfer Ordinary Shares to the Company pursuant to agreements that are in effect as of the date hereof under which the Company has the option to repurchase such shares or securities upon the termination of service or employment of the undersigned or (3) transfer Ordinary Shares (or any security convertible into or exercisable or exchangeable for Ordinary Shares) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Ordinary Shares involving a change of control of the Company (including, without limitation, the entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares or other such securities in favor of any such transaction, or vote any securities in favor of such transaction); provided that all of the Ordinary Shares subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this lock-up agreement; and provided further that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of this lock-up agreement, “change of control” shall mean the consummation of (1) any bona fide third-party tender offer recommended by the board of directors of the Company, for any and all of the Company’s outstanding voting securities or (2) any merger, consolidation or other similar transaction, in one transaction or a series of related transactions, in each case, approved by the shareholders’ meeting of the Company.

In addition, the foregoing restrictions shall not apply to (i) the exercise of share options or warrants granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

The undersigned acknowledges and agrees that the underwriters have neither provided any recommendation or investment advice nor solicited any action from the undersigned with respect to the Public Offering of the Ordinary Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the underwriters are not making a recommendation to you to enter into this lock-up agreement and nothing set forth in such disclosures is intended to suggest that any underwriter is making such a recommendation.

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The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement. The undersigned understands that the Company and the underwriters are relying upon the lock-up agreement in proceeding toward the consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of their or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises BofA in writing that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares to be sold thereunder or (iii) June 30, 2026 in the event that the Public Offering shall not have occurred on or before such date.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

This lock-up agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same lock-up agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this lock-up agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this lock-up agreement will constitute due and sufficient delivery of such counterpart.

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Very truly yours,

[NAME OF STOCKHOLDER / OFFICER/ DIRECTOR]

By:
Name:
Title:

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)
(Indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity.)

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